                                                                      EXHIBIT 21

                           ENTITY                             JURISDICTION
                           ------                             ------------
LPI Charles County Corp. ...................................  Delaware
LPI Southbridge Corp. ......................................  Delaware
VMIF 248 Buckeye Wilshire Corp. ............................  Delaware
VMIF/Anden Southbridge Venture..............................  Illinois
VMIF Charles County Venture.................................  Illinois
BMIF Merger Corp. ..........................................  Illinois
VMIF 9025 Wilshire Corp. ...................................  Illinois
VMIF Oakridge Corp. ........................................  Illinois
BMIF Merger II Corp. .......................................  Illinois
VMIF Rancho Malibu Corp. ...................................  Illinois
VMIF Rancho Malibu Limited Partnership......................  Illinois
LPI Southbridge L.P. .......................................  Illinois
LPI Charles County L.P. ....................................  Illinois
LPI Wayside Corp. ..........................................  Illinois
LPI Wayside L.P. ...........................................  Illinois
VMIF/Anden Wayside Venture..................................  Illinois
BMIF Monterey County Corp. .................................  Illinois
LPI Development, Inc. ......................................  Illinois
BMIF Rancho Malibu II Corp. ................................  Illinois
American Properties Investments, Inc. ......................  Washington
Grand Harbor Associates, Inc. ..............................  Florida
Grand Harbor Property Holdings, Inc. .......................  Florida
Oak Harbor Property Holdings, Inc. .........................  Florida
Quality Life Services, Inc. ................................  Florida
Quality Life Services, Ltd. ................................  Florida
Grand Harbor Property Management, Inc. .....................  Florida
Grand Harbor Realty Sales, Inc. ............................  Florida
GHA Harmony, Inc. ..........................................  Florida
GHA River Club, Inc. .......................................  Florida
GHA Wood Duck, Inc. ........................................  Florida
GHA Harbor Links, Inc. .....................................  Florida
GHA Harbor Pointe, Inc. ....................................  Florida
GHA Development, Inc. ......................................  Florida
GHA St. David's Ltd. .......................................  Florida
GHA Newport, Ltd. ..........................................  Florida
GHA Harbor, Ltd. ...........................................  Florida
GHA Coventry, Ltd. .........................................  Florida
GHA Victoria, Ltd. .........................................  Florida
GHA St. Andrews, Ltd. ......................................  Florida
GHA Grand Harbor Ltd. ......................................  Florida
Oak Harbor ACLF, Inc. ......................................  Florida
Oak Harbor Club, Inc. ......................................  Florida
Oak Harbor Community Development, Inc. .....................  Florida
Oak Harbor Villas Community, Inc. ..........................  Florida
Oak Harbor Club Properties, Inc. ...........................  Florida
Oak Harbor Realty Sales, Inc. ..............................  Florida